UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2019

Ladder Capital Corp

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36299 (Commission File Number)	80-0925494 (I.R.S. Employer Identification No.)

345 Park Avenue, 8th Floor
New York, New York 10154
(Address of Principal Executive Offices, including Zip Code)

(212) 715-3170

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LADR	New York Stock Exchange

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 4, 2019, Ladder Capital Corp (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were (1) the re-election of Alan Fishman and the election of Pamela McCormack and David Weiner to the Board of Directors as Class II Directors, each with a term expiring at the 2022 annual meeting of stockholders and until his or her successor, as applicable, is duly elected and qualified and (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019.

Based on the votes by holders of Class A common stock and Class B common stock voting together, the final results for each proposal presented to stockholders at the Annual Meeting are set forth below:

1.              The re-election of Alan Fishman and the election of Pamela McCormack and David Weiner to the Board of Directors as Class II Directors:

DIRECTOR NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Alan Fishman	49,579,633	25,337,539	32,180,738
Pamela McCormack	58,797,635	16,119,537	32,180,738
David Weiner	73,242,756	1,674,416	32,180,738

2.              The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
104,607,356	2,206,665	283,889

No other matters were considered and voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADDER CAPITAL CORP

By:	/s/ Marc Fox
Marc Fox
Chief Financial Officer

Date: June 7, 2019